Exhibit 99.1

PRESS RELEASE

Dick’s Sporting Goods’ Third Quarter Results Exceed Expectations; Company Raises Guidance and Announces First Ever Dividend

•                  Consolidated non-GAAP earnings per diluted share increased 45% to $0.32 per diluted share in the third quarter of 2011 as compared to consolidated non-GAAP earnings per diluted share of $0.22 in the third quarter of 2010

•                  Consolidated same store sales increased 4.1% in the third quarter of 2011

•                  Company raises full-year estimated non-GAAP earnings range from $1.94 to 1.96 per diluted share to a range of $2.01 to 2.03 per diluted share

•                  Company declares an annual $0.50 per share dividend, payable on December 28, 2011

•                  Company ended the third quarter of 2011 with $483 million in cash, without any outstanding borrowings under its credit facility

PITTSBURGH, Pa., November 15, 2011 - Dick’s Sporting Goods, Inc. (NYSE: DKS) today reported sales and earnings results for the third quarter ended October 29, 2011.

Third Quarter Results

The Company reported consolidated non-GAAP net income for the third quarter ended October 29, 2011 of $40.2 million, or $0.32 per diluted share, exceeding previous expectations provided on August 16, 2011 of $0.24 to 0.26 per diluted share. The Company reported consolidated non-GAAP net income of $26.7 million, or $0.22 per diluted share for the third quarter ended October 30, 2010.

On a GAAP basis, the Company reported consolidated net income for the third quarter ended October 29, 2011 of $41.5 million, or $0.33 per diluted share. GAAP results include an after-tax increase to net income of $1.3 million, or $0.01 per diluted share, resulting from a partial reversal of litigation settlement costs previously accrued during the fourth quarter of fiscal 2010. For the third quarter ended October 30, 2010, the Company reported consolidated net income of $16.9 million, or $0.14 per diluted share, which included an $0.08 per diluted share impact from Golf Galaxy store closure costs. The GAAP to non-GAAP reconciliations are included in a table later in the release under the heading “Non-GAAP Net Income and Earnings Per Share Reconciliation.”

Net sales for the third quarter of 2011 increased by 9.3% to $1.2 billion due primarily to a 4.1% increase in consolidated same store sales and the opening of new stores. The 4.1% consolidated same store sales increase consisted of a 3.8% increase at Dick’s Sporting Goods stores, a 2.4% increase at Golf Galaxy stores and a 16.8% increase in its e-commerce business.

“In the third quarter, we generated sales and earnings meaningfully above our expectations while increasing our margins and further strengthening our balance sheet,” said Edward W. Stack, Chairman and CEO. “As a result of the solid third quarter performance and our expectations for the fourth quarter, we have raised our full-year guidance.”

New Stores

In the third quarter, the Company opened 19 Dick’s Sporting Goods stores. These stores are listed in a table later in the release under the heading “Store Count and Square Footage.”

As of October 29, 2011, the Company operated 474 Dick’s Sporting Goods stores in 42 states, with approximately 26.0 million square feet and 81 Golf Galaxy stores in 30 states, with approximately 1.3 million square feet.

Balance Sheet

The Company ended the third quarter of 2011 with $483 million in cash and cash equivalents and did not have any outstanding borrowings under its $440 million credit facility. At the end of the third quarter of 2010, the Company had $159 million in cash and cash equivalents and did not have any outstanding borrowings under its credit facility.

Inventory per square foot was 0.1% higher at the end of the third quarter 2011 as compared to the end of the third quarter of 2010.

Dividend

On November 14, 2011, the Company’s Board authorized and declared an annual dividend for 2011 in the amount of $0.50 per share on the Company’s Common Stock and Class B Common Stock.  The dividend is payable in cash on December 28, 2011 to stockholders of record at the close of business on December 7, 2011. The Company currently intends to begin payments of regular quarterly dividends beginning in 2012; however, the actual declaration of such future dividends and the establishment of the per share amount, record dates and payment dates for such future dividends are subject to the final determination of the Company’s Board, and will be dependent upon future earnings, cash flows, financial requirements and other factors.

“Our Board’s decision to initiate a dividend demonstrates its confidence in the Company’s financial strength and growth potential,” said Mr. Stack. “Our solid cash position and cash flow outlook enable us to continue to invest in future profitable growth opportunities, while also returning cash to our shareholders through the dividend.”

Year-to-Date Results

The Company reported consolidated non-GAAP net income for the 39 weeks ended October 29, 2011 of $142.8 million, or $1.14 per diluted share.  Non-GAAP earnings exclude a gain on sale of investment and the favorable impact of lower litigation settlement costs.  For the 39 weeks ended October 30, 2010, the Company reported consolidated non-GAAP net income of $104.4 million, or $0.86 per diluted share, which excluded the impact from Golf Galaxy store closure costs.

On a GAAP basis, the Company reported consolidated net income for the 39 weeks ended October 29, 2011 of $152.8 million, or $1.22 per diluted share compared to net income for the 39 weeks ended October 30, 2010 of $94.6 million, or $0.78 per diluted share. The GAAP to non-GAAP reconciliations are included in a table later in the release under the heading “Non-GAAP Net Income and Earnings Per Share Reconciliation.”

Net sales for the 39 weeks ended October 29, 2011 increased 7.4% from last year’s period to $3.6 billion primarily due to a consolidated same store sales increase of 2.9% and the opening of new stores.

Current 2011 Outlook

The Company’s current outlook for 2011 is based on current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as described later in this release.  Although the Company believes that the expectations and other comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations or comments will prove to be correct.

•                  Full Year 2011

•                  Based on an estimated 126 million diluted shares outstanding, the Company currently anticipates reporting consolidated non-GAAP earnings per diluted share of approximately $2.01 to 2.03, excluding a gain on sale of investments and the favorable impact of lower litigation settlement costs. This is an increase from previous expectations of non-GAAP earnings per diluted share of $1.94 to 1.96, excluding a gain on sale of investments. For the full year 2010, the Company reported consolidated non-GAAP earnings per diluted share of $1.63, excluding Golf Galaxy store closing costs and litigation settlement costs. On a GAAP basis, the Company reported consolidated earnings per diluted share of $1.50 in 2010.

•                  Consolidated same store sales are currently expected to increase approximately 2% compared to a 7.2% increase last year and at the high end of the Company’s previous expectation of consolidated same store sales increase of 1 to 2%.

•                  The Company has completed its 2011 store development program by opening 36 new Dick’s Sporting Goods stores, remodeling 14 Dick’s Sporting Goods stores and relocating one Golf Galaxy store this year.

•                  Fourth Quarter 2011

•                  Based on an estimated 127 million diluted shares outstanding, the Company currently anticipates reporting consolidated earnings per diluted share of approximately $0.87 to 0.89 in the fourth quarter of 2011. In the fourth quarter of 2010, the Company reported consolidated non-GAAP earnings per diluted share of $0.76, excluding litigation settlement costs.  On a GAAP basis, the Company reported consolidated earnings per diluted share of $0.71 in the fourth quarter of 2010.

•                  Consolidated same store sales are currently expected to be flat to an increase of 1% compared to a 9.3% increase in the fourth quarter last year.

•                  The Company opened six new Dick’s Sporting Goods stores at the beginning of the fourth quarter of 2011, completing its 2011 store development program.

•                  Capital Expenditures

•                  In 2011, the Company anticipates capital expenditures to be approximately $252 million on a gross basis and approximately $197 million on a net basis.

Conference Call Info

The Company will be hosting a conference call today at 10:00 a.m. eastern time to discuss the third quarter results.  Investors will have the opportunity to listen to the earnings conference call over the internet through the Company’s website located at http://www.dickssportinggoods.com/investors. To listen to the live call, please go to the website at least fifteen minutes early to register and download and install any necessary audio software.

In addition to the webcast, the call can be accessed by dialing (866) 362-4829 (domestic callers) or (617) 597-5346 (international callers) and entering confirmation code 84609203.

For those who cannot listen to the live web cast, it will be archived on the Company’s website for 30 days.  In addition, a dial-in replay of the call will be available. To listen to the replay, investors should dial (888) 286-8010 (domestic callers) or (617) 801-6888 (international callers) and enter confirmation code 83030736. The dial-in replay will be available for 30 days following the live call.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties

Except for historical information contained herein, the statements in this release or otherwise made by our management in connection with the subject matter of this release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond our control. Our future performance and financial results may differ materially from those included in any such forward-looking statements and such forward-looking statements should not be relied upon by investors as a prediction of actual results. You can identify these statements as those that may predict, forecast, indicate or imply future results, performance or advancements and by forward-looking words such as “believe”, “anticipate”, “expect”, “estimate”, “predict”, “intend”, “plan”, “project”, “goal”, “will”, “will be”, “will continue”, “will result”, “could”, “may”, “might” or other words with similar meanings. Forward-looking statements include, among other things, statements about our future expectations regarding growth, revenues, earnings, profitability, spending, margins, costs, liquidity, store openings and operations, inventory, private brand products, our actions, plans or strategies.

The following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results, and could cause actual results for fiscal 2011 and beyond to differ materially from those expressed or implied in any forward-looking statements included in this release or otherwise made by our management: continuation of the ongoing economic and financial downturn and other changes in macroeconomic factors or market conditions that impact consumer spending; changes in the general economic and business conditions and in the specialty retail or sporting goods industry in particular; fluctuations in our quarterly operating results or same store sales; volatility in our stock price; our ability to access adequate capital; competition in the sporting goods industry; limitations on the availability of attractive store locations; inability to manage our growth, open new stores on a timely basis or expand successfully in new and existing markets; changes in consumer demand; unauthorized disclosure of sensitive, personal or confidential information; disruptions in our or our vendors’ supply chains; factors affecting our vendors, including potential increases in the costs of products, their ability to maintain their inventory and production levels and their ability or willingness to provide us with sufficient quantities of products at acceptable prices; factors that could negatively affect our private brand offerings; risks and costs relating to product liability claims, product recalls and the regulation of and other hazards associated with certain products we sell; the loss of our key executives; costs and risks associated with increased or changing laws and regulations affecting our business; our ability to secure and protect our intellectual property; risks relating to operating as a multi-channel retailer, including the impact of rapid technological change, internet security and privacy issues and the threat of systems failure or inadequacy;

problems with our current management information systems or software; disruption at our distribution facilities; the seasonality of our business; regional risks because our stores are generally concentrated in the eastern half of the United States; costs and risks related to litigation or other claims against us; costs and uncertainties associated with pursuing strategic acquisitions; our ability to meet our labor needs; currency exchange rate fluctuations; risks associated with our Chief Executive Officer and his relatives’ controlling interest in the Company; the impact of foreign instability and conflict; our anti-takeover provisions, which could prevent or delay a change in control of the Company; and impairment in the carrying value of goodwill or other acquired intangibles.

Known and unknown risks and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the year ended January 29, 2011 as filed with the Securities and Exchange Commission (“SEC”) on March 18, 2011 and in other reports filed with the SEC.  In addition, we operate in a highly competitive and rapidly changing environment; therefore, new risk factors can arise, and it is not possible for management to predict all such risk factors, nor to assess the impact of all such risk factors on our business or the extent to which any individual risk factor, or combination of risk factors, may cause results to differ materially from those contained in any forward-looking statement. We do not assume any obligation and do not intend to update any forward-looking statements except as may be required by the securities laws.

About Dick’s Sporting Goods, Inc.

Dick’s Sporting Goods, Inc. is an authentic full-line sporting goods retailer offering a broad assortment of brand name sporting goods equipment, apparel and footwear in a specialty store environment. The Company also owns and operates Golf Galaxy, LLC, a golf specialty retailer. As of October 29, 2011, the Company operated 474 Dick’s Sporting Goods stores in 42 states, 81 Golf Galaxy stores in 30 states and e-commerce website and catalog operations for both Dick’s Sporting Goods and Golf Galaxy. Dick’s Sporting Goods, Inc. news releases are available at http://www.dickssportinggoods.com/investors. The Company’s website is not part of this release.

Contact:

Timothy E. Kullman, EVP – Finance, Administration, and Chief Financial Officer or

Anne-Marie Megela, Director, Investor Relations

(724) 273-3400

investors@dcsg.com

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

(In thousands, except per share data)

	13 Weeks Ended
	October 29,	% of	October 30,	% of
	2011	Sales (1)	2010	Sales (1)

Net sales	$1,179,702	100.00%	$1,078,984	100.00%
Cost of goods sold, including occupancy and distribution costs	829,111	70.28	771,913	71.54

GROSS PROFIT	350,591	29.72	307,071	28.46

Selling, general and administrative expenses	272,233	23.08	272,467	25.25
Pre-opening expenses	6,796	0.58	6,396	0.59

INCOME FROM OPERATIONS	71,562	6.07	28,208	2.61

Interest expense	3,540	0.30	3,518	0.33
Other expense (income)	1,568	0.13	(1,177)	(0.11)

INCOME BEFORE INCOME TAXES	66,454	5.63	25,867	2.40

Provision for income taxes	24,970	2.12	9,004	0.83

NET INCOME	$41,484	3.52%	$16,863	1.56%

EARNINGS PER COMMON SHARE:
Basic	$0.34		$0.15
Diluted	$0.33		$0.14

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	120,432		116,024
Diluted	125,552		121,408

(1) Column does not add due to rounding

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

(In thousands, except per share data)

	39 Weeks Ended
	October 29,	% of	October 30,	% of
	2011	Sales (1)	2010	Sales (1)

Net sales	$3,600,246	100.00%	$3,352,579	100.00%
Cost of goods sold, including occupancy and distribution costs	2,518,137	69.94	2,383,142	71.08

GROSS PROFIT	1,082,109	30.06	969,437	28.92

Selling, general and administrative expenses	821,698	22.82	796,988	23.77
Pre-opening expenses	12,717	0.35	9,191	0.27

INCOME FROM OPERATIONS	247,694	6.88	163,258	4.87

Gain on sale of investment	(13,900)	(0.39)	—	—
Interest expense	10,504	0.29	10,528	0.31
Other expense (income)	977	0.03	(1,220)	(0.04)

INCOME BEFORE INCOME TAXES	250,113	6.95	153,950	4.59

Provision for income taxes	97,283	2.70	59,362	1.77

NET INCOME	$152,830	4.24%	$94,588	2.82%

EARNINGS PER COMMON SHARE:
Basic	$1.27		$0.82
Diluted	$1.22		$0.78

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	120,000		115,665
Diluted	125,585		120,945

(1) Column does not add due to rounding

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS - UNAUDITED

(Dollars in thousands)

	October 29,	October 30,	January 29,
	2011	2010	2011

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$483,372	$159,446	$546,052
Accounts receivable, net	63,568	66,321	34,978
Income taxes receivable	35,180	26,263	9,050
Inventories, net	1,243,152	1,162,152	896,895
Prepaid expenses and other current assets	63,542	59,687	58,394
Deferred income taxes	14,028	14,611	18,961
Total current assets	1,902,842	1,488,480	1,564,330

Property and equipment, net	745,129	693,003	684,886
Intangible assets, net	50,755	47,308	51,070
Goodwill	200,594	200,594	200,594
Other assets:
Deferred income taxes	8,225	52,375	27,157
Investments	1,000	11,673	10,789
Other	66,087	58,423	58,710
Total other assets	75,312	122,471	96,656
TOTAL ASSETS	$2,974,632	$2,551,856	$2,597,536

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$663,091	$609,099	$446,511
Accrued expenses	266,162	252,203	279,284
Deferred revenue and other liabilities	86,286	79,174	121,753
Current portion of other long-term debt and leasing obligations	995	978	995
Total current liabilities	1,016,534	941,454	848,543
LONG-TERM LIABILITIES:
Other long-term debt and leasing obligations	139,108	145,949	139,846
Deferred revenue and other liabilities	256,644	242,232	245,566
Total long-term liabilities	395,752	388,181	385,412
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock	957	915	938
Class B common stock	250	250	250
Additional paid-in capital	677,716	570,774	625,184
Retained earnings	883,298	642,979	730,468
Accumulated other comprehensive income	125	7,303	6,741
Total stockholders’ equity	1,562,346	1,222,221	1,363,581
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,974,632	$2,551,856	$2,597,536

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(Dollars in thousands)

	39 Weeks Ended
	October 29,	October 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$152,830	$94,588
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	83,616	80,311
Deferred income taxes	27,795	(1,313)
Stock-based compensation	19,075	17,933
Excess tax benefit from exercise of stock options	(15,320)	(7,676)
Tax benefit from exercise of stock options	421	693
Other non-cash items	1,154	1,162
Gain on sale of investment	(13,900)	—
Changes in assets and liabilities:
Accounts receivable	(17,908)	(10,454)
Inventories	(346,257)	(266,376)
Prepaid expenses and other assets	(5,858)	(22,404)
Accounts payable	204,999	145,891
Accrued expenses	(22,821)	(12,975)
Income taxes payable/receivable	(10,944)	(20,519)
Deferred construction allowances	21,203	4,973
Deferred revenue and other liabilities	(41,921)	(21,349)
Net cash provided by (used in) operating activities	36,164	(17,515)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(148,038)	(117,452)
Proceeds from sale of investment	14,140	—
Proceeds from sale-leaseback transactions	9,071	10,731
Deposits and purchases of other assets	(18,052)	—
Net cash used in investing activities	(142,879)	(106,721)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on other long-term debt and leasing obligations	(738)	(697)
Construction allowance receipts	—	—
Proceeds from exercise of stock options	21,428	19,244
Excess tax benefit from exercise of stock options	15,320	7,676
Repurchase of common stock	(3,559)	—
Increase in bank overdraft	11,581	31,842
Net cash provided by financing activities	44,032	58,065
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	3	6

NET DECREASE IN CASH AND CASH EQUIVALENTS	(62,680)	(66,165)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	546,052	225,611

CASH AND CASH EQUIVALENTS, END OF PERIOD	$483,372	$159,446

Supplemental disclosure of cash flow information:
Accrued property and equipment	$9,699	$18,764
Cash paid for interest	$9,351	$9,287
Cash paid for income taxes	$79,204	$80,597

Store Count and Square Footage

The stores that opened during the third quarter of 2011 are as follows:

DICK’S
Store	Market
Clearwater, FL	Tampa, FL
Layton, UT	Salt Lake City, UT
Yonkers, NY	New York Metro
Norcross, GA	Atlanta, GA
Burlington, NC	Burlington, NC
Lexington Park, MD	Lexington Park, MD
Suffolk, VA	Norfolk, VA
El Cajon, CA	San Diego, CA
Liberty, MO	Kansas City, MO
West Chesterfield, VA	Richmond, VA
Conway, AR	Conway, AR
Brunswick, GA	Brunswick, GA
Ann Arbor, MI	Detroit, MI
Hattiesburg, MS	Hattiesburg, MS
Fort Smith, AR	Fort Smith, AR
Naperville, IL	Chicago, IL
Lisbon, CT	Lisbon, CT
Heath, OH	Heath, OH
Gainesville, VA	Washington, DC

The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated:

	Fiscal 2011			Fiscal 2010
	Dick’s Sporting Goods	Golf Galaxy	Total	Dick’s Sporting Goods	Golf Galaxy	Total
Beginning stores	444	81	525	419	91	510
Q1 New stores	3	—	3	5	—	5
Q2 New stores	8	—	8	1	—	1
Q3 New stores	19	—	19	12	—	12
Closed stores	—	—	—	—	(12)	(12)
Ending stores	474	81	555	437	79	516
Remodeled stores	14	—	14	11	—	11
Relocated stores	—	1	1	1	—	1

Square Footage:

(in millions)

	Dick’s Sporting Goods	Golf Galaxy	Total
Q1 2010	23.6	1.5	25.1
Q2 2010	23.7	1.5	25.2
Q3 2010	24.3	1.3	25.6
Q4 2010	24.6	1.3	25.9
Q1 2011	24.7	1.3	26.0
Q2 2011	25.1	1.3	26.4
Q3 2011	26.0	1.3	27.3

Non-GAAP Financial Measures

In addition to reporting the Company’s financial results in accordance with generally accepted accounting principles (“GAAP”), the Company provides information regarding net income and earnings per diluted share adjusted for gain on sale of investment and litigation settlement costs; earnings before interest, taxes and depreciation, adjusted to exclude certain significant gains and losses (“Adjusted EBITDA”); a reconciliation from the Company’s gross capital expenditures, net of tenant allowances; and calculations of consolidated and Dick’s Sporting Goods new store productivity.  These measures are considered non-GAAP and are not preferable to GAAP financial information; however, the Company believes this information provides additional measures of performance that the Company’s management, analysts and investors can use to compare core, operating results between reporting periods. These non-GAAP measures are provided below and on the Company’s website at http://www.dickssportinggoods.com/investors.

Non-GAAP Net Income and Earnings Per Share Reconciliation

(in thousands, except per share data):

	13 Weeks Ended October 29, 2011
	As	Litigation	Non-GAAP
	Reported	Settlement	Total

Net sales	$1,179,702	$—	$1,179,702
Cost of goods sold, including occupancy and distribution costs	829,111	—	829,111

GROSS PROFIT	350,591	—	350,591

Selling, general and administrative expenses	272,233	2,148	274,381
Pre-opening expenses	6,796	—	6,796

INCOME FROM OPERATIONS	71,562	(2,148)	69,414

Interest expense	3,540	—	3,540
Other expense	1,568	—	1,568

INCOME BEFORE INCOME TAXES	66,454	(2,148)	64,306

Provision for income taxes	24,970	(859)	24,111

NET INCOME	$41,484	$(1,289)	$40,195

EARNINGS PER COMMON SHARE:
Basic	$0.34		$0.33
Diluted	$0.33		$0.32

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	120,432		120,432
Diluted	125,552		125,552

During the third quarter of 2011, the Company funded claims submitted by class members of wage and hour class action lawsuits as part of a court approved settlement.  The settlement funding was $2.1 million lower than the previous estimate of $10.8 million, recognized in the fourth quarter of 2010.  The provision for income taxes was calculated at 40%, which approximates the Company’s blended tax rate.

	39 Weeks Ended October 29, 2011
	As	Gain on Sale	Litigation	Non-GAAP
	Reported	of Investment	Settlement	Total

Net sales	$3,600,246	$—	$—	$3,600,246
Cost of goods sold, including occupancy and distribution costs	2,518,137	—	—	2,518,137

GROSS PROFIT	1,082,109	—	—	1,082,109

Selling, general and administrative expenses	821,698	—	2,148	823,846
Pre-opening expenses	12,717	—	—	12,717

INCOME FROM OPERATIONS	247,694	—	(2,148)	245,546

Gain on sale of investment	(13,900)	13,900	—	—
Interest expense	10,504	—	—	10,504
Other expense	977	—	—	977

INCOME BEFORE INCOME TAXES	250,113	(13,900)	(2,148)	234,065

Provision for income taxes	97,283	(5,162)	(859)	91,262

NET INCOME	$152,830	$(8,738)	$(1,289)	$142,803

EARNINGS PER COMMON SHARE:
Basic	$1.27			$1.19
Diluted	$1.22			$1.14

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	120,000			120,000
Diluted	125,585			125,585

During the second quarter of 2011, the Company recorded a pre-tax gain of $13.9 million relating to the sale of available-for-sale securities.  During the third quarter of 2011, the Company funded claims submitted by class members of wage and hour class action lawsuits as part of a court approved settlement.  The settlement funding was $2.1 million lower than the previous estimate of $10.8 million, recognized in the fourth quarter of 2010.  The provision for income taxes for the litigation settlement was calculated at 40%, which approximates the Company’s blended tax rate.

Adjusted EBITDA

Adjusted EBITDA should not be considered as an alternative to net income or any other GAAP measure of performance or liquidity.  Adjusted EBITDA, as the Company has calculated it, may not be comparable to similarly titled measures reported by other companies.  Adjusted EBITDA is a key metric used by the Company that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations, and capital investments.

	13 Weeks Ended
	October 29,	October 30,
	2011	2010
	(dollars in thousands)
Net income	$41,484	$16,863
Provision for income taxes	24,970	9,004
Interest expense	3,540	3,518
Depreciation and amortization	28,300	28,158
EBITDA	$98,294	$57,543
Add: Golf Galaxy store closing costs	—	16,376
Less: Litigation settlement	(2,148)	—
Adjusted EBITDA, as defined	$96,146	$73,919

% increase in Adjusted EBITDA	30%

	39 Weeks Ended
	October 29,	October 30,
	2011	2010
	(dollars in thousands)
Net income	$152,830	$94,588
Provision for income taxes	97,283	59,362
Interest expense	10,504	10,528
Depreciation and amortization	83,616	80,311
EBITDA	$344,233	$244,789
Add: Golf Galaxy store closing costs	—	16,376
Less: Gain on sale of investment	(13,900)	—
Less: Litigation settlement	(2,148)	—
Adjusted EBITDA, as defined	$328,185	$261,165

% increase in Adjusted EBITDA	26%

Reconciliation of Gross Capital Expenditures to Net Capital Expenditures

The following table represents a reconciliation of the Company’s gross capital expenditures to its capital expenditures, net of tenant allowances.

	39 Weeks Ended
	October 29,	October 30,
	2011	2010
	(dollars in thousands)
Gross capital expenditures	$(148,038)	$(117,452)
Proceeds from sale-leaseback transactions	9,071	10,731
Changes in deferred construction allowances	21,203	4,973
Construction allowance receipts	—	—
Net capital expenditures	$(117,764)	$(101,748)

New Store Productivity Calculation

The following calculations represent: (1) the new store productivity calculation on a consolidated basis; and (2) the new store productivity calculation for Dick’s Sporting Goods only, in each case for the periods shown.  Golf Galaxy stores and the Company’s e-commerce business are excluded from the Dick’s Sporting Goods only calculation.  New store productivity compares the sales increase for all stores not included in the same store sales calculation with the increase in store square footage.

	Consolidated		Dick’s Sporting Goods Only
	13 Weeks Ended		13 Weeks Ended
	October 29,	October 30,	October 29,	October 30,
	2011	2010	2011	2010

Sales % increase for the period	9.3%		10.5%
Same store sales % increase for the period	4.1%		3.8%
New store sales % increase (A)	5.3%		6.7%

Store square footage (000’s):
Beginning of period	26,462	25,168	25,122	23,689
End of period	27,315	25,556	25,975	24,262
Average for the period	26,889	25,362	25,549	23,976
Average square footage % increase for the period (B)	6.0%		6.6%

New store productivity (A)/(B) (1)	87.7%		101.9%

(1) Amounts do not recalculate due to rounding.